ASSET PURCHASE AGREEMENT

THIS AGREEMENT is made this 25th day of November, 2009 by and between Fresca Worldwide Trading Corp., a Nevada corporation, having a place of business at 806 S. First St., Fulton, New York 13069 (the "Seller"), and Onyx Service & Solutions, Inc., a Delaware corporation, having a place of business at 7337 Oswego Rd., Liverpool, New York 13090 (the “Buyer”).

WHEREAS, Seller is the owner of certain property, tangible and intangible (individually or collectively the "Assets"), including, for example, three (3) ATM machines and nineteen (19) ATM machines under management, all of which constitute all of the assets used by or available for use by Seller in the operation of its business of an ATM vending company (the "Business"), and all of which are more specifically described on the attached Schedule A; and

 WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to "Buyer,

on the terms set forth herein, the Assets.

NOW, THEREFORE, it is agreed as follows:

1. Warranties and Representations of Seller

The Seller warrants and represents to Buyer as follows:

(a) Organization and Standing of Seller. The Seller is a corporation duly organized and validly existing in good standing under the laws of the State of Nevada.

 (b) Corporate Authority. Seller has full power and authority to carry on the

Business as it is now conducted, to own, lease and use the assets now owned, leased and used by it, and to enter into this Agreement and consummate the transactions herein contemplated. Seller and its Member have taken all action, as may be advisable, necessary and proper to authorize and approve the execution of this Agreement by Seller and the performance by Seller of its terms.

(c) Title to Assets. Seller alone owns outright all of the Assets.  Seller has good and marketable title to the Assets free of any claims, mortgages, liens, security interests or other encumbrances.

(d) Condition of Assets. The Assets will be purchased ''as is" at the time of execution of this Agreement. However, the Assets are in good working order and condition and usable, in accordance with their purposes, in the operation of the Business.

(e) Warranties and Service Contracts. All warranties and service contracts relating

To the Assets; which exist at the time of execution of this Agreement, as described on the attached Schedule B.  All such warranties and service contracts are now in full force and effect-

there being no defaults by either party thereunder.  Seller has not performed any act nor has there been an omission by Seller which will adversely affect, nullify or cause a default or right of termination. Seller’s interest in all of the warranties and service contracts is freely transferable to Buyer at closing without the need to obtain any prior consents and without causing a violation of or creating the right of termination on the part of any third party.

(f) Employee Relations.   Seller is not engaged in any labor or other controversy

with any of its employees.  Seller has not entered into any contract or agreement of employment with any of its employees.  All of the Seller's employees may be terminated by Seller at any time without violating any agreement or understanding existing between Seller and its employees.  Seller has no pension, profit sharing, retirement or deferred compensation plans nor does it provide any other benefits for, any of its employees.

(g) Obligations and Agreements.  All of Seller’s obligations, financial or otherwise, and all agreements, including the lease of any real or personal property, written or oral, relating to the Business or any of the Assets are set forth on the attached Schedule C (the “Obligations and Agreements”).  All of the Obligations and Agreements are current and in full force and effect - there being no defaults by either party thereunder.  Seller has not performed any act nor has there been an omission by Seller which will adversely affect, mollify or cause a default or right of termination under any Obligations or Agreement.  Seller’s interest in all of the Obligations and Agreements is freely transferable to Buyer at closing without the need to obtain any prior consents and without causing a violation of or creating the right of termination on the part of any third party.

 (h) Litigation.  There are no suits, claims, actions, proceedings, arbitrations, other litigation or known investigation of or against the Seller, or to which Seller is a party, threatened or pending, at law or in equity, before any court, governmental department, board, agency, bureau or instrumentality, affecting in any way Seller, the Assets, the conduct of the Business by Seller or Buyer, execution of this Agreement or consummation of the transaction contemplated herein (the “Action").  There are no outstanding judgments or liens against Seller.  Seller does not know and has no reasonable grounds for knowing any facts or circumstances which could reasonably form the basis for an Action.

(i) Taxes and Audits.  All Federal, state and local Taxes and obligations, including

Without limitations sales, income, payroll and withholding tax, and all applicable returns and reports, have been paid and filed by the Seller.  All taxes and obligations now due and any accrued until the time of closing have been or will be paid or provision for payment, satisfactory to Buyer, will be made.  Included in such taxes and obligations are unemployment insurance contributions required to be made by Seller.

(j)Books and Records.  The books and records of account of Seller have been regularly kept and maintained on a cash basis in conformity with generally accepted accounting principles applied on a consistent basis, and they fairly and accurately reflect the transactions of Seller in the conduct of the Business.

(k) Financial Statements.  Any statements and financial information provided by Seller fairly and accurately present the financial condition of Seller and the results of the operation of the Business for the period indicated.

 (l) Applicable Laws. The conduct of the Business and the condition, ownership,

 lease and use of the Assets are in accordance with all applicable federal, state and local laws, rules, orders and regulations, inclusive of those of administrative boards or other agencies. Seller does not know of and has no reasonable grounds for knowing any existing or proposed laws, rules, orders or regulations which will adversely affect the conduct of the Business by Seller or Buyer, the ownership of the Assets or their compliance with applicable laws.

(m) Terminable Agreements.  All of the agreements to which Seller is a party and which relate to the operation of the Business, written or oral, can be terminated by Seller; and none require more than a thirty (30) day notice to so terminate.

(n) Conduct of Seller’s Business.  Between the date of this Agreement and the time of closing, except as otherwise agreed to in writing by Buyer, Seller will;

i.   conduct the Business in the normal course and in the same manner as before;

ii.   make no change in its articles or organization or operating agreement;

iii.   subject to normal depreciation incurred in the ordinary course of business, use its best efforts to preserve the Assets; and

iv.    take no act or fail to take any act which will in any way affect the truth or occurrence of the warranties and representations contained in this Agreement.

(o) No Insolvency or Bankruptcy.  No insolvency proceeding of any character,

 including without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting Seller, or the Assets, is pending or threatened and Seller has not made any assignment for the benefit of creditors, or taken any other action with a view to, or which would constitute the basis for, the institution of such insolvency proceedings.

(p) Warranties and Representations at Time of Closing. The warranties and representations contained in this Agreement and in any certificates, exhibits, schedules,

instruments or documents delivered to Buyer in accordance with the terms of this Agreement will be true at the time of closing as though they were made at that time.

 2. Sale of Assets

                 Seller will sell, assign and transfer to Buyer good and marketable title to the Assets and Seller's interest in the warranties and service contracts, free of any claims, mortgages, liens, security interest or other encumbrances.

 3. Purchase Price

   The purchase price together with the consideration for the covenant not to compete referred to in Section 10 below, will be $10,000.00  (the “Purchase Price”) and will be paid in the following manner:

 (a) cash at closing.

4. Assumption of Obligations and Agreements

   Buyer will not assume, be responsible for or agree to pay when due any liability of Seller including any liabilities under any Obligations and Agreements that are not listed on attached Schedule D.

5. Inventory and Supplies

    On the day of closing, Seller and Buyer will together take a physical inventory of the Seller's inventory and price each item at Seller's cost based upon the actual invoice for each item.

6. Sales Tax -Bulk Sale

    Pursuant to Section 1141(c) of the New York Tax Law, Seller will notify the proper taxing authorities of the bulk sale contemplated under the terms of this Agreement.

 7. Sales Tax -Transfer of Assets

    Seller will pay directly to the New York State Department of Taxation and Finance all sales tax due upon the transfer of the Assets.

 8. Access to Premises and Records

    Prior to the time of closing, Buyer and/or its authorized representative will have full access to and the right to inspect, during normal business hours, the premises at which the

Business is being operated, the Assets, and the books, contracts, commitments, records and such other information concerning the Business which may be reasonably requested. All such information disclosed to Buyer will be regarded as confidential and will not be reproduced without Seller's prior consent.

9. Deliveries

     Seller shall, unless otherwise provided herein, deliver the following to Buyer prior to, or at closing:

(a)  true copies of all warranties and service contracts, all Licenses, and all Obligations and Agreements described respectively on Schedules B and C.

(b)  copies of all resolutions and other authorizations which evidence that the execution of this Agreement and performance of its terms by Seller have been properly authorized and approved;

10.   Contingencies

        Performance by Buyer under the terms of this Agreement is contingent upon the following:

(a)  the warranties and representations contained in this Agreement and in any certificates, exhibits, schedules, instruments or documents delivered in accordance with the terms of this Agreement will be true at the time of closing as though such representation were made at that time and the parties will deliver to each other a certificate so stating;

(b)  Buyer initialing all schedules attached hereto after completion by the Seller;

(c)  that Seller shall have performed and/or complied with all of the terms and conditions of this Agreement to be performed or complied with by it prior to or at the time of closing.

11. Risk of Loss

      Seller assumes all risk of loss or damage to the Assets prior to the time of closing.  In the event of fire or other casualty causing destruction to the Assets or resulting in a diminution in value in an amount greater than $5,000.00, Buyer will have the right to terminate this

Agreement, without further liability, by giving written notice to the Seller.  In the event of such loss or damage, Buyer shall, at its option, either:

(a)  within ten (10) days from receipt of notice of such loss, cancel this Agreement, obtain the return of any down payment, and thereafter neither party shall be obligated to the other; or

(b) have paid to Buyer all insurance proceeds payable to Seller by reason of such loss (whether by assignment or otherwise), close the transactions contemplated under the terms of this Agreement, and deduct from the purchase price any amount of deductible contained in such policy of insurance covering such loss and applicable thereto.

12. Execution of Documents

Seller and Buyer will execute those documents necessary to consummate the transactions contemplated by this Agreement and do those acts necessary to obtain all approvals and licenses.

13. Indemnification

      Seller will indemnify and hold Buyer harmless, at all times from and after the date of this Agreement, including subsequent to time of closing, from all claims, damages, liability and expense, including reasonable legal fees, arising from or in any way connected with any liabilities or Actions of any nature arising in connection with the operation by Seller of the Business prior to the time of closing.

14. Closing

The closing will occur within a reasonable time period after all contingencies set forth herein have been met.

15. Termination

      Buyer may terminate this Agreement at any time prior to closing, and neither party shall be further obligated the one to the other in the event of any of the following:

 (a) any warranty or representation made by Seller under the terms of this Agreement or in any certificates, exhibits, schedules, instruments or documents incidental thereto is materially incorrect in any respect, whether resulting from misrepresentation or omission of fact; or

(b) that any of the contingencies set forth in Section 10 above have not been fulfilled or complied with prior to the time of closing or prior to the time specified therein.

16.  Brokerage Agreement

      If any broker has participated in this sale, Seller shall be responsible for payment of any broker's or finder's fee or commission in connection with the sale of the Assets.

17.  Nature and Survival of Representations

      All warranties and representations made by Seller in this Agreement, or pursuant hereto, will survive the execution hereof and the closing.

18. Construction

      All understandings and agreements previously made by and between the parties are merged in this Agreement, which alone fully and completely expresses their agreement. This Agreement may not be changed, terminated, nor any of its provisions modified or waived, except in writing signed by all of the parties to this Agreement.

19. Applicable Law

     This Agreement will be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of law. Both parties hereby expressly waive their right to a trial by jury.

20. Miscellaneous

                 This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties.

21. Notices

     Any notice, request, demand, consent or other communication which may be given or which is required to be given under the terms of this Agreement shall be in writing and shall be delivered personally or sent by registered mail or certified mail, return receipt requested as follows:

(a) To Buyer:

Onyx Service & Solutions, Inc.

7337 Oswego Rd.

Liverpool, NY 13090

(c) To Seller:

Fresca Worldwide Trading Corporation

806 S. First St.

Fulton, NY 13069

22. Binding Effect

This Agreement and the transactions and other instruments provided for herein will be binding upon and inure to the benefit of the parties, their heirs, distributees, legal representatives, transferees, successors and assigns.

IN WITNESS WHEREOF, we have signed this Asset Purchase Agreement.

The Seller:

 Fresca Worldwide Trading Corp.

By: /s/ Margaret A. Burton

      Margaret A. Burton, President

The Buyer:

Onyx Service & Solutions, Inc.

By: /s/ Mary Passalaqua

      Mary Passalaqua, President